Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-179745

                           PROSPECTUS SUPPLEMENT NO. 1

                        17,018,545 Shares of Common Stock

                                  STEVIA CORP.

                                  Common Stock

     This Prospectus Supplement No. 1 supplements and amends our Prospectus dated December 7, 2012, as amended and supplemented. This Prospectus Supplement No. 1 includes our attached Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, as filed with the Securities and Exchange Commission on February 14, 2013.

     The Prospectus and this Prospectus Supplement No. 1 relate to the resale of shares of our common stock, par value $0.001 per share, by the selling security holders, including (i) 14,885,211 of shares of our common stock that we may put to Southridge pursuant to an Equity Purchase Agreement, (ii) 1,066,667 shares of our common stock sold in a private placement financing, and (iii) 1,066,667 shares of our common stock issuable upon the exercise of outstanding warrants.

     This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus and any prospectus supplements filed before the date hereof. Any statement contained in the Prospectus and any prospectus supplements filed before the date hereof shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement No. 1 modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 1.

     Our common stock is quoted on the OTCQB under the symbol "STEV." The shares of our common stock registered under the Prospectus Supplement No. 1 are being offered for sale by the selling security holders at prices established on the OTCQB during the term of the offering. On February 15, 2013, the closing bid price of our common stock was $0.32 per share. These prices will fluctuate based on the demand for our common stock.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT NO. 1 IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus Supplement No. 1 is February 19, 2013.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES  EXCHANGE
    ACT OF 1934

                For the quarterly period ended: December 31, 2012

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

             For the transition period from __________ to __________

                        Commission File Number 000-53781


                                  STEVIA CORP.
                (Name of registrant as specified in its charter)

            Nevada                                              98-0537233
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

     7117 US 31 S, Indianapolis, IN                               46227
(Address of Principal Executive Offices)                        (Zip Code)

                                 (888) 250-2566
                         (Registrant's telephone number)

           Securities registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which registered
-------------------                    -----------------------------------------
        None                                             None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (ss.232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [X] Yes [ ] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Non-accelerated filer [ ]                          Accelerated filer [ ]
Large accelerated filer [ ]                        Smaller Reporting company [X]
(Do not check if smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [ ] Yes [X] No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

           Class                                 Outstanding at January 18, 2013
           -----                                 -------------------------------
Common stock, $.001 par value                              66,555,635

                                  STEVIA CORP.
                                    FORM 10-Q
                                DECEMBER 31, 2012

                                      INDEX

                                                                            PAGE
                                                                            ----

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements................................................. 4

Item 2.  Management's Discussion and Analysis of Financial Condition and
         Results of Operations................................................39

Item 3.  Quantitative and Qualitative Disclosures About Market Risk...........41

Item 4.  Controls and Procedures..............................................42

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings....................................................42

Item 1A. Risk Factors.........................................................42

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds..........43

Item 3.  Defaults Upon Senior Securities......................................43

Item 4.  Mine Safety Disclosures..............................................43

Item 5.  Other Information....................................................43

Item 6.  Exhibits.............................................................43

Signatures....................................................................44

                           FORWARD-LOOKING STATEMENTS

This Report on Form 10-Q contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this report. Such statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "intend," "continue," or similar terms, variations of such terms, or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements address future events and conditions concerning, among others, capital expenditures, earnings, litigation, regulatory matters, liquidity and capital resources, and accounting matters. Actual results in each case could differ materially from those anticipated in such statements by reason of factors such as future economic conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we operate, results of litigation, and other circumstances affecting anticipated revenues and costs, and the risk factors set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed on June 29, 2012.

As used in this Form 10-Q, "we," "us" and "our" refer to Stevia Corp., which is also sometimes referred to as the "Company."

     YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS

The forward-looking statements made in this report on Form 10-Q relate only to events or information as of the date on which the statements are made in this report on Form 10-Q. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents that we reference in this report, including documents referenced by incorporation, completely and with the understanding that our actual future results may be materially different from what we expect or hope.

                          PART I--FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                  Stevia Corp.

                           December 31, 2012 and 2011

                 Index to the Consolidated Financial Statements

Contents                                                                 Page(s)
--------                                                                 -------

Consolidated Balance Sheets at December 31, 2012 (Unaudited) and
 March 31, 2012................................................................5

Consolidated Statements of Operations for the Nine and Three Months Ended
 December 31, 2012, for the Period from April 11, 2011 (Inception) through December 31, 2011 and for the Three Months Ended December 31, 2011
 (Unaudited)...................................................................6

Consolidated Statement of Equity (Deficit) for the Period from April 11, 2011
 (Inception) through December 31, 2012 (Unaudited).............................7

Consolidated Statements of Cash Flows for the Nine Months Ended December 31,
 2012 and for the Period from April 11, 2011 (Inception) through
 December 31, 2011 (Unaudited) ................................................8

Notes to the Consolidated Financial Statements (Unaudited).....................9

                                  Stevia Corp.
                           Consolidated Balance Sheets

                                                                                    December 31,            March 31,
                                                                                        2012                  2012
                                                                                    ------------           ------------
                                                                                    (Unaudited)
                                     ASSETS
CURRENT ASSETS:
  Cash                                                                              $      5,978           $     15,698
  Accounts receivable                                                                    120,659                     --
  Prepayments and other current assets                                                    26,016                168,874
                                                                                    ------------           ------------
      TOTAL CURRENT ASSETS                                                               152,653                184,572
                                                                                    ------------           ------------
NON-CURRENT ASSETS:
  Property and equipment                                                                   7,925                  3,036
  Accumulated depreciation                                                                  (762)                    --
                                                                                    ------------           ------------
      Property and equipment, net                                                          7,163                  3,036

Acquired technology                                                                    1,635,300                     --
Accumulatd amortization                                                                  (54,510)                    --
                                                                                    ------------           ------------
      Acquired technology, net                                                         1,580,790                     --

Website development costs                                                                  5,315                  5,315
Accumulated amortization                                                                  (1,602)                  (801)
                                                                                    ------------           ------------
      Website development costs, net                                                       3,713                  4,514
                                                                                    ------------           ------------
Security deposit                                                                          15,000                 15,000
                                                                                    ------------           ------------

      TOTAL ASSETS                                                                  $  1,759,319           $    207,122
                                                                                    ============           ============

                        LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                                                                  $    627,929           $    237,288
  Accounts payable - President and CEO                                                    41,689                 20,220
  Accrued expenses                                                                        11,445                  5,400
  Accrued interest                                                                        28,178                 15,521
  Advances from president and significant stockholder                                     21,238                 19,138
  Convertible notes payable                                                              400,000                700,000
                                                                                    ------------           ------------
      TOTAL CURRENT LIABILITIES                                                        1,130,479                997,567
                                                                                    ------------           ------------
NON-CURRENT LIABILITIES:
  Derivative liability                                                                   106,561                     --
                                                                                    ------------           ------------
      TOTAL NON-CURRENT LIABILITIES                                                      106,561                     --
                                                                                    ------------           ------------
      TOTAL LIABILITIES                                                                1,237,040                997,567
                                                                                    ------------           ------------
EQUITY (DEFICIT)
  Stevia Corp stockholders' equity (deficit):
    Preferred stock at $0.001 par value: 1,000,000 shares authorized;
     none issued or outstanding                                                               --                     --
    Common stock at $0.001 par value: 100,000,000 shares authorized,
     63,555,635 and 58,354,775 shares issued and outstanding, respectively                63,556                 58,355
    Additional paid-in capital                                                         4,222,085              1,474,751
    Accumulated deficit                                                               (3,666,024)             (2,323,551)
                                                                                    ------------           ------------
      TOTAL STEVIA CORP STOCKHOLDERS' EQUITY (DEFICIT)                                   619,617               (790,445)
                                                                                    ------------           ------------
Non-controlling interest in subsidiary                                                   (97,338)                    --
                                                                                    ------------           ------------
      TOTAL EQUITY (DEFICIT)                                                             522,279               (790,445)
                                                                                    ------------           ------------

      TOTAL LIABILITIES AND EQUITY (DEFICIT)                                        $  1,759,319           $    207,122
                                                                                    ============           ============


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                      Consolidated Statements of Operations

                                                                                       For the Period from
                                                            For the         For the       April 11, 2011      For the
                                                           Nine Months    Three Months     (inception)      Three Months
                                                             Ended           Ended           through           Ended
                                                          December 31,    December 31,     December 31,     December 31,
                                                              2012            2012             2011             2011
                                                          ------------    ------------     ------------     ------------
                                                          (Unaudited)     (Unaudited)      (Unaudited)      (Unaudited)
REVENUES                                                  $    120,939    $      8,142     $      1,300     $         --

COST OF REVENUES
  Farm expenses                                                 66,743          66,743               --               --
  Farm field lease                                              21,250           6,250               --               --
  Farm management services - related party                     652,550          60,000          120,000           60,000
                                                          ------------    ------------     ------------     ------------
TOTAL COST OF REVENUES                                         740,543         132,993          120,000           60,000
                                                          ------------    ------------     ------------     ------------
Gross margin                                                  (619,604)       (124,851)        (118,700)         (60,000)

OPERATING EXPENSES:
  Directors' fees                                              281,250          93,750           93,750           93,750
  Professional fees                                            352,031         123,356          117,183           73,454
  Research and development                                     118,669              --          144,369           39,172
  Salary and compensation - officer                                 --              --          750,000          750,000
  Salary and compensation - others                             110,982          59,105               --               --
  General and administrative expenses                          204,616          69,302           36,160           14,868
                                                          ------------    ------------     ------------     ------------
TOTAL OPERATING EXPENSES                                     1,067,548         345,513        1,141,462          971,244
                                                          ------------    ------------     ------------     ------------

Loss from operations                                        (1,687,152)       (470,364)      (1,260,162)      (1,031,244)

OTHER (INCOME) EXPENSE:
  Change in fair value of derivative liability                (305,244)        (73,723)              --               --
  Financing cost                                                16,125           2,807           18,000            9,000
  Foreign currency transaction gain (loss)                       1,316               1               --               --
  Interest expense                                              40,462          10,130           25,123           15,630
  Interest income                                                   --              --              (44)              --
                                                          ------------    ------------     ------------     ------------
TOTAL OTHER (INCOME) EXPENSE                                  (247,341)        (60,785)          43,079           24,630
                                                          ------------    ------------     ------------     ------------
Loss before income taxes and noncontrolling interest        (1,439,811)       (409,579)      (1,303,241)      (1,055,874)
                                                          ------------    ------------     ------------     ------------
Income tax provision                                                --              --               --               --
                                                          ------------    ------------     ------------     ------------
Net loss before non-controlling interest                    (1,439,811)       (409,579)      (1,303,241)      (1,055,874)
Net loss attributable to the non-controlling interest          (97,338)        (44,978)              --               --
                                                          ------------    ------------     ------------     ------------

NET LOSS ATTRIBUTABLE TO STEVIA CORP                      $ (1,342,473)   $   (364,601)    $ (1,303,241)    $ (1,055,874)
                                                          ============    ============     ============     ============
Net loss per common share
  - Basic and diluted:                                    $      (0.02)   $      (0.01)    $      (0.03)    $      (0.02)
                                                          ============    ============     ============     ============
Weighted average common shares outstanding
  - basic and diluted                                       61,613,572      63,225,253       40,575,587       54,854,293
                                                          ============    ============     ============     ============


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                   Consolidated Statement of Equity (Deficit)
    For the Period from April 11, 2011 (Inception) through December 31, 2012
                                  (Unaudited)


                                  Common Stock,
                                $0.001 Par Value                                        Total STEV
                               --------------------        Additional                  Stockholders'      Non-        Total
                              Number of                     paid-in     Accumulated       Equity      controlling     Equity
                               Shares        Amount         Capital       Deficit        (Deficit)      Interest     (Deficit)
                               ------        ------         -------       -------        ---------      --------     ---------
Balance, April 11, 2011
 (inception)                   6,000,000    $   6,000     $    (5,900)  $        --     $       100     $     --    $       100
Common shares deemed
 issued in reverse
 acquisition                  79,800,000       79,800        (198,088)                     (118,288)                   (118,288)
Common shares cancelled
 in reverse acquisition      (33,000,000)     (33,000)         33,000                            --                          --
Common shares issued
 for cash at $0.25
 per share on
 October 4, 2011                 400,000          400          99,600                       100,000                     100,000
Common shares issued
 for notes conversion
 at $0.25 per share
 on October 4, 2011            1,400,000        1,400         348,600                       350,000                     350,000
Common shares issued
 for conversion of
 accrued interest
 at $0.25 per share
 on October 4, 2011               74,850           75          18,638                        18,713                      18,713
Common shares cancelled
 by significant
 stockholder on
 October 4, 2011              (3,000,000)      (3,000)          3,000                            --                          --
Common shares issued
 for future director
 services on
 October 4, 2011               3,000,000        3,000         747,000                       750,000                     750,000
Common shares issued
 for future director
 services on
 October 4, 2011                                             (750,000)                     (750,000)                   (750,000)
Common shares issued
 for future director
 services on
 October 4, 2011
 earned during the period                                     187,500                       187,500                     187,500
Make good shares
 released to officer
 for achieving the
 first milestone on
 December 23, 2011             3,000,000        3,000         747,000                       750,000                     750,000
Common shares issued
 for notes conversion
 at $0.25 per share
 on January 18, 2012             600,000          600         149,400                       150,000                     150,000
Common shares issued
 for conversion of
 accrued interest
 at $0.25 per share
 on January 18, 2012              17,425           17           4,339                         4,356                       4,356
Common shares issued
 for financing services
 upon agreement at $1.50
 per share on
 January 26, 2012                 35,000           35          52,465                        52,500                      52,500
Common shares issued
 for consulting services
 at $1.39 per share
 on March 31, 2012                27,500           28          38,197                        38,225                      38,225

Net loss                                                                 (2,323,551)     (2,323,551)                 (2,323,551)
                             -----------    ---------     -----------   -----------     -----------     --------    -----------
Balance, March 31, 2012       58,354,775       58,355       1,474,751    (2,323,551)       (790,445)          --       (790,445)

Restricted common shares
 issued for farm management
 services to a related
 party valued at $0.79
 per share discounted
 at 69% on July 5, 2012          500,000          500         272,050                      272,550                      272,550
Restriced common shares
 issued for technology
 rights valued at $0.79
 per share discounted 69%
 on July 5, 2012               3,000,000        3,000       1,632,300                    1,635,300                    1,635,300
Common shares issued
 for notes conversion
 at $0.832143 per share
 on July 6, 2012                 600,858          601         499,399                      500,000                      500,000
Common shares issued
 for conversion of accrued
 interest at $0.832143 per
 share on July 6, 2012            33,335           33          27,706                       27,739                       27,739
Common shares and warrants
 issued for cash to two
 investors at $0.46875 per
 unit on August 6, 2012        1,066,667        1,067         498,933                      500,000                      500,000
Warrants issued to investors
 in connection with the
 sale of equity units on
 August 6, 2012                                              (381,301)                    (381,301)                    (381,301)
Commissions and legal fees
 in connection with the
 stock sales on
 August 6, 2012                                               (52,500)                     (52,500)                     (52,500)
Warrants issued to placement
 agent in connection with
 the sale of equity units
 on August 6, 2012                                            (30,504)                     (30,504)                     (30,504)
Common shares issued for
 future director services
 on October 4, 2011 earned
 during the period                                            281,250                      281,250                      281,250

Net loss                                                                 (1,342,473)     (1,342,473)     (97,338)    (1,439,811)
                             -----------    ---------     -----------   -----------     -----------     --------    -----------

Balance, December 31, 2012    63,555,635    $  63,556     $ 4,222,085   $(3,666,024)    $   619,617     $(97,338)   $   522,279
                             ===========    =========     ===========   ===========     ===========     ========    ===========


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                      Consolidated Statements of Cash Flows

                                                                                                     For the Period from
                                                                                    For the             April 11, 2011
                                                                                   Nine Months           (inception)
                                                                                     Ended                 through
                                                                                  December 31,           December 31,
                                                                                      2012                   2011
                                                                                  ------------           ------------
                                                                                  (Unaudited)            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                        $ (1,439,811)          $  (1,303,241)
  Adjustments to reconcile net loss to net cash used
   in operating activities
     Depreciation expense                                                                  762                     --
     Amortization expense                                                               55,311                    534
     Change in fair value of derivative liability                                     (305,244)                    --
     Common shares issued for compensation                                                  --                750,000
     Common shares issued for director services earned during the period               281,250                 93,750
     Common shares issued for services-related party                                   272,550                     --
     Common shares issued for outside services                                              --                     --
  Changes in operating assets and liabilities:
     Accounts receivable                                                              (120,659)                    --
     Prepaid expenses                                                                  142,858                (49,219)
     Accounts payable                                                                  390,641                (36,067)
     Accounts payable - related parties                                                 21,469                 15,150
     Accrued expenses                                                                    6,045                    310
     Accrued interest                                                                   40,397                 33,958
                                                                                  ------------           ------------
           NET CASH USED IN OPERATING ACTIVITIES                                      (654,431)              (509,825)
                                                                                  ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                                            (4,889)                    --
  Proceeds from disposal of property and equipment                                          --                     --
  Website development costs                                                                 --                 (5,315)
  Cash received from reverse acquisition                                                    --                  3,198
                                                                                  ------------           ------------
           NET CASH USED IN INVESTING ACTIVITIES                                        (4,889)                (2,117)
                                                                                  ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from president and stockholder                                                2,100                    200
  Proceeds from issuance of convertible notes                                          200,000                750,000
  Proceeds from sale of common stock, net of costs                                     447,500                100,000
                                                                                  ------------           ------------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                                   649,600                850,200
                                                                                  ------------           ------------
Net change in cash                                                                      (9,720)               338,258
Cash at beginning of period                                                             15,698                     --
                                                                                  ------------           ------------

CASH AT END OF PERIOD                                                             $      5,978           $    338,258
                                                                                  ============           ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
  Interest paid                                                                   $         --           $         --
                                                                                  ============           ============
  Income tax paid                                                                 $         --           $         --
                                                                                  ============           ============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of common stock for conversion of convertible notes                    $    500,000           $    350,000
                                                                                  ============           ============
  Issuance of common stock for conversion of accrued interest                     $     27,739           $     18,712
                                                                                  ============           ============


        See accompanying notes to the consolidated financial statements.

                                  Stevia Corp.
                           December 31, 2012 and 2011
                 Notes to the Consolidated Financial Statements
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND OPERATIONS

STEVIA CORP. (FORMERLY INTERPRO MANAGEMENT CORP.)

Interpro Management Corp ("Interpro") was incorporated under the laws of the State of Nevada on May 21, 2007. Interpro focused on developing and offering web based software that was designed to be an online project management tool used to enhance an organization's efficiency through planning and monitoring the daily operations of a business. The Company discontinued its web-based software business upon the acquisition of Stevia Ventures International Ltd. on June 23, 2011.

On March 4, 2011, Interpro amended its Articles of Incorporation, and changed its name to Stevia Corp. ("Stevia" or the "Company") and effectuated a 35 for 1 (1:35) forward stock split of all of its issued and outstanding shares of common stock (the "Stock Split").

All shares and per share amounts in the consolidated financial statements have been adjusted to give retroactive effect to the Stock Split.

STEVIA VENTURES INTERNATIONAL LTD.

Stevia Ventures International Ltd. ("Ventures") was incorporated on April 11, 2011 under the laws of the Territory of the British Virgin Islands ("BVI"). Ventures owns certain rights relating to stevia production, including certain assignable exclusive purchase contracts and an assignable supply agreement related to stevia.

ACQUISITION OF STEVIA VENTURES INTERNATIONAL LTD. RECOGNIZED AS A REVERSE ACQUISITION

On June 23, 2011 (the "Closing Date"), the Company closed a voluntary share exchange transaction with Ventures pursuant to a Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Ventures and George Blankenbaker, the stockholder of Ventures (the "Ventures Stockholder").

Immediately prior to the Share Exchange Transaction on June 23, 2011, the Company had 79,800,000 common shares issued and outstanding. Simultaneously with the Closing of the Share Exchange Agreement, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, the Company's former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

As a result of the Share Exchange Agreement, the Company issued 12,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Ventures. Of the 12,000,000 common shares issued 6,000,000 shares are being held in escrow pending the achievement by the Company of certain post-Closing business milestones (the "Milestones"), pursuant to the terms of the Make Good Escrow Agreement, between the Company, Greenberg Traurig, LLP, as escrow agent and the Ventures' Stockholder (the "Escrow Agreement"). Even though the shares issued only represented approximately 20.4% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement the stockholder of Ventures completely took over and controlled the board of directors and management of the Company upon acquisition.

As a result of the change in control to the then Ventures Stockholder, for financial statement reporting purposes, the merger between the Company and Ventures has been treated as a reverse acquisition with Ventures deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Ventures (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Ventures which are recorded at their historical cost. The equity of the Company is the historical equity of Ventures retroactively restated to reflect the number of shares issued by the Company in the transaction.

FORMATION OF STEVIA ASIA LIMITED

On March 19, 2012, the Company formed Stevia Asia Limited ("Stevia Asia") under the laws of the Hong Kong Special Administrative Region ("HK SAR") of the People's Republic of China ("PRC"), a wholly-owned subsidiary.

FORMATION OF STEVIA TECHNEW LIMITED (FORMERLY HERO TACT LIMITED)/COOPERATIVE AGREEMENT

On April 28, 2012, Stevia Asia formed Hero Tact Limited, a wholly-owned subsidiary, under the laws of HK SAR, which subsequently changed its name to Stevia Technew Limited ("Stevia Technew"). Stevia Technew intends to facilitate a joint venture relationship with the Company's technology partner, Guangzhou Health China Technology Development Company Limited, operating under the trade name Tech-New Bio-Technology and Guangzhou's affiliates Technew Technology Limited. Prior to July 5, 2012, the date of entry into Cooperative Agreement, Stevia Technew was inactive and had no assets or liabilities.

On July 5, 2012, Stevia Asia entered into a Cooperative Agreement (the "Cooperative Agreement") with Technew Technology Limited ("Technew"), a company incorporated under the companies ordinance of Hong Kong and an associate of Guangzhou Health China Technology Development Company Limited, and Zhang Jia, a Chinese citizen (together with Technew, the "Partners") pursuant to which Stevia Asia and Partners have agreed to make Stevia Technew, a joint venture, of which Stevia Asia legally and beneficially owns 70% of the shares (representing 70% of the issued shares) and Technew legally and beneficially owns 30% of the shares (representing 30% of the issued shares). The Partners will be responsible for managing Stevia Technew and Stevia Asia has agreed to contribute $200,000 per month, up to a total of $2,000,000 in financing, subject to the performance of Stevia Technew and Stevia Asia's financial capabilities.

The Cooperative Agreement shall automatically terminate upon either Stevia Asia or Technew ceasing to be a shareholder in Stevia Technew, or may be terminated by either Stevia Asia or Technew upon a material breach by the other party which is not cured within 30 days of notice of such breach.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission ("SEC") to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the period from April 11, 2011 (inception) through March 31, 2012 and notes thereto contained in the Company's Annual Report on Form 10-K as filed with the SEC on June 29, 2012.

PRINCIPLES OF CONSOLIDATION

The Company applies the guidance of Topic 810 "CONSOLIDATION" of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries--all entities in which a parent has a controlling financial interest--shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, in which the parent's power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

                                                             Date of incorporation
                                                                 or formation
Name of consolidated      State or other jurisdiction of     (date of acquisition,
subsidiary or entity      incorporation or organization         if applicable)         Attributable interest
--------------------      -----------------------------         --------------         ---------------------
Stevia Ventures              The Territory of the                April 11, 2011                100%
International Ltd.          British Virgin Islands

Stevia Asia Limited             Hong Kong SAR                    March 19, 2012                100%

Stevia Technew Limited          Hong Kong SAR                    April 28, 2012                 70%

The consolidated financial statements include all accounts of the Company as of December 31, 2012, for the interim period then ended and for the period from June 23, 2011 (date of acquisition) through December 31, 2011; Stevia Ventures International Ltd. as of December 31, 2012, for the interim period then ended and for the period from April 11, 2011 (inception) through December 31, 2011; Stevia Asia Limited as of December 31, 2012 and for the period from March 19, 2012 (inception) through December 31, 2012; and Stevia Technew Limited as of December 31, 2012 and for the period from April 28, 2012 (inception) through December 31, 2012.

All inter-company balances and transactions have been eliminated.

RECLASSIFICATION

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company's significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment of long-lived assets, including the values assigned to and the estimated useful lives of website development costs; interest rate; revenue recognized or recognizable; sales returns and allowances; foreign currency exchange rate; income tax rate, income tax provision, deferred tax assets and valuation allowance of deferred tax assets; expected term of share options and similar instruments, expected volatility of the entity's shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s); and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3    Pricing  inputs  that  are  generally   observable   inputs  and  not
           corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company's financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses, and accrued interest, approximate their fair values because of the short maturity of these instruments.

The Company's convertible notes payable approximates the fair value of such instrument based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2012 and March 31, 2012.

The Company's Level 3 financial liabilities consist of the derivative warrant issued in August 2012 for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a lattice model, with the assistance of a third party valuation specialist, for which management understands the methodologies. These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

It is not, however, practical to determine the fair value of advances from president and significant stockholder, if any, due to their related party nature.

FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES MEASURED ON A RECURRING BASIS

LEVEL 3 FINANCIAL LIABILITIES - DERIVATIVE WARRANT LIABILITIES

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability at every reporting period and recognizes gains or losses in the consolidated statements of operations and comprehensive income (loss) that are attributable to the change in the fair value of the derivative warrant liability.

CARRYING VALUE, RECOVERABILITY AND IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company's long-lived assets, which include property and equipment, acquired technology, and website development costs are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in the Company's overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management's estimates of projected cash flow deal largely with forecasts of sales levels and gross margins. These forecasts are typically based on historical trends and take into account recent developments as well as management's plans and intentions. Other factors, such as increased competition or a decrease in the desirability of the Company's products or services, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of operations.

FISCAL YEAR END

The Company elected March 31 as its fiscal year ending date.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of furniture and fixture is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

INTANGIBLE ASSETS OTHER THAN GOODWILL

The Company has adopted paragraph 350-30-25-3 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill inclusive of acquired technology and website development costs on a straight-line basis over their relevant estimated useful lives of fifteen (15) and five (5) years, respectively. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

RELATED PARTIES

The  Company  follows   subtopic   850-10  of  the  FASB  Accounting   Standards
Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company accounts for derivative instruments and hedging activities in accordance with paragraph 810-10-05-4 of the FASB Accounting Standards Codification ("Paragraph 810-10-05-4"). Paragraph 810-10-05-4 requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends upon: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

From time to time, the Company may employ foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates. The Company does not use derivatives for speculation or trading purposes. Changes in the fair value of derivatives are recorded each period in current earnings or through other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges is recognized in current earnings. The Company has sales and purchase commitments denominated in foreign currencies. Foreign currency forward contracts are used to hedge against the risk of change in the fair value of these commitments attributable to fluctuations in exchange rates ("Fair Value Hedges"). Changes in the fair value of the derivative instrument are generally offset in the income statement by changes in the fair value of the item being hedged.

The Company did not employ foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates for the interim period ended December 31, 2012 or 2011.

DERIVATIVE LIABILITY

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations and comprehensive income (loss) as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The  Company  adopted  Section  815-40-15  of  the  FASB  Accounting   Standards
Codification ("Section 815-40-15") to determine whether an instrument (or an embedded feature) is indexed to the Company's own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. The adoption of Section 815-40-15 has affected the accounting for
(i) certain freestanding warrants that contain exercise price adjustment features and (ii) convertible bonds issued by foreign subsidiaries with a strike price denominated in a foreign currency.

The Company marks to market the fair value of the embedded derivative warrants at each balance sheet date and records the change in the fair value of the embedded derivative warrants as other income or expense in the consolidated statements of operations and comprehensive income (loss).

The Company utilizes the Lattice model that values the liability of the derivative warrants based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm. The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives). The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features. Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrants.

COMMITMENT AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

NON-CONTROLLING INTEREST

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in Stevia Technew Limited, its majority owned subsidiary in the consolidated statements of balance sheets within the equity section, separately from the Company's stockholders' equity. Non-controlling interest represents the non-controlling interest holder's proportionate share of the equity of the Company's majority-owned subsidiary, Stevia Technew Limited. Non-controlling interest is adjusted for the non-controlling interest holder's proportionate share of the earnings or losses and other comprehensive income (loss) and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

REVENUE RECOGNITION

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

RESEARCH AND DEVELOPMENT

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 "ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS") and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 "RESEARCH AND DEVELOPMENT ARRANGEMENTS") for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.

NON-REFUNDABLE ADVANCE PAYMENTS FOR GOODS OR SERVICES TO BE USED IN FUTURE RESEARCH AND DEVELOPMENT ACTIVITIES

The research and development arrangements usually involve specific research and development projects. Often times, the Company makes non-refundable advances upon signing of these arrangements. The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 "ACCOUNTING FOR NONREFUNDABLE ADVANCE PAYMENTS FOR GOODS OR SERVICES TO BE USED IN FUTURE RESEARCH AND DEVELOPMENT ACTIVITIES") for those non-refundable advances. Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the related services are performed. The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered. If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

STOCK-BASED COMPENSATION FOR OBTAINING EMPLOYEE SERVICES

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company's most recent private placement memorandum ("PPM"), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of non-derivative option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

     * Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees' expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the SIMPLIFIED METHOD, I.E., EXPECTED TERM = ((VESTING TERM + ORIGINAL CONTRACTUAL
          TERM) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
     * Expected volatility of the entity's shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
     * Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company's current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
     * Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company's policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

EQUITY INSTRUMENTS ISSUED TO PARTIES OTHER THAN EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Subtopic 505-50 of the FASB Accounting Standards Codification ("Subtopic 505-50").

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company's most recent private placement memorandum ("PPM"), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of non-derivative option or warrant award is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

     * Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2 of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder's expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder's expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
     * Expected volatility of the entity's shares and the method used to estimate it. An entity that uses a method that employs different volatilities during the contractual term shall disclose the range of expected volatilities used and the weighted-average expected volatility. A thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
     * Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company's current dividend yield as the best estimate of projected dividend yield for periods within the expected contractual life of the option and similar instruments.
     * Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option and similar instruments.

Pursuant to Paragraphs 505-50-25-8, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9,an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

INCOME TAX PROVISION

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.
Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

UNCERTAIN TAX POSITIONS

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended December 31, 2012 or for the period from April 11, 2011 (Inception) through December 31, 2011.

LIMITATION ON UTILIZATION OF NOLS DUE TO CHANGE IN CONTROL

Pursuant to the Internal Revenue Code Section 382 ("Section 382"), certain ownership changes may subject the NOL's to annual limitations which could reduce or defer the NOL. Section 382 imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event of an ownership change, utilization of the NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of its stock at the time of the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may be carried over to later years. The imposition of this limitation on its ability to use the NOLs to offset future taxable income could cause the Company to pay U.S. federal income taxes earlier than if such limitation were not in effect and could cause such NOLs to expire unused, reducing or eliminating the benefit of such NOLs.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income
(loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table shows the potentially outstanding dilutive common shares excluded from the diluted net income (loss) per common share calculation as they were anti-dilutive:

                                                           Potentially
                                                      Outstanding Dilutive
                                                          Common Shares
                                                   ---------------------------
                                                                    For the
                                                                  Period from
                                                     For the     April 11, 2011
                                                 Interim Period    (inception)
                                                     Ended           through
                                                   December 31,    December 31,
                                                      2012            2011
                                                   ----------       ---------
MAKE GOOD ESCROW SHARES

Make Good Escrow  Agreement shares issued and
held with the escrow agent in connection with
the Share Exchange  Agreement  consummated on
June 23, 2011 pending the  achievement by the
Company  of  certain  post-Closing   business
milestones (the "Milestones").                      3,000,000        6,000,000

CONVERTIBLE NOTE SHARES

On  March  7,  2012,  the  Company  issued  a
convertible  note in the  amount of  $200,000
with  interest  at 10% per  annum due one (1)
year  from  the  date of  issuance  with  the
conversion price to be at $0.46875 per share,
at which  the  Company  completed  a  private
placement  with  gross  proceeds  of at least
$100,000  on August 6, 2012,  the same as the
next private  placement  price on a per share
basis provided the Company complete a private
placement  with  gross  proceeds  of at least
$100,000.                                             426,667              --

On  May  30,  2012,   the  Company  issued  a
convertible  note in the  amount of  $200,000
with  interest  at 10% per  annum due one (1)
year  from  the  date of  issuance  with  the
conversion price to be at $0.46875 per share,
at which  the  Company  completed  a  private
placement  with  gross  proceeds  of at least
$100,000  on August 6, 2012,  the same as the
next private  placement  price on a per share
basis provided the Company complete a private
placement  with  gross  proceeds  of at least
$100,000.                                             426,667              --

WARRANT SHARES

On August 6,  2012,  the  Company  issued (i)
warrants to purchase 1,066,667 shares, in the
aggregate,  of the Company's  common stock to
the investors (the "investors  warrants") and
(ii)  warrants to purchase  85,333  shares of
the  Company's  common stock to the placement
agent (the "agent warrants") with an exercise
price of $0.6405 per share subject to certain
adjustments    pursuant   to   Section   3(b)
Subsequent  Equity  Sales of the SPA expiring
five (5) years from the date of issuance.           1,152,000              --
                                                   ----------      ----------
TOTAL POTENTIALLY OUTSTANDING DILUTIVE
COMMON SHARES                                       5,005,334       6,000,000
                                                   ==========      ==========


CASH FLOWS REPORTING

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

FASB ACCOUNTING STANDARDS UPDATE NO. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 "INTANGIBLES--GOODWILL AND OTHER: TESTING GOODWILL FOR IMPAIRMENT" ("ASU 2011-08"). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB ACCOUNTING STANDARDS UPDATE NO. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 "BALANCE SHEET: DISCLOSURES ABOUT OFFSETTING ASSETS AND LIABILITIES" ("ASU 2011-11"). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB ACCOUNTING STANDARDS UPDATE NO. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 "INTANGIBLES--GOODWILL AND OTHER (TOPIC 350) TESTING INDEFINITE-LIVED INTANGIBLE ASSETS FOR IMPAIRMENT" ("ASU 2012-02").

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled TESTING GOODWILL FOR IMPAIRMENT. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012. Earlier implementation is permitted.

OTHER RECENTLY ISSUED, BUT NOT YET EFFECTIVE ACCOUNTING PRONOUNCEMENTS

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit at December 31, 2012, a net loss and net cash used in operating activities for the interim period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to generate sufficient revenues, the Company's cash position may not be sufficient enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - PREPAID EXPENSES

Prepaid expenses consisted of the following:

                                                  December 31,         March 31,
                                                      2012               2012
                                                    --------           --------
Prepaid research and development                    $ 23,336           $128,445
Prepaid rent                                              --             21,250
Retainer                                                  --             15,000
Other                                                  2,680              4,179
                                                    --------           --------

                                                    $ 26,016           $168,874
                                                    ========           ========

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

                                   Estimated
                                  Useful Life      December 31,        March 31,
                                    (Years)           2012               2012
                                    -------         --------           --------
Property and equipment                 5            $  7,925           $  3,036
Less accumulated depreciation                           (762)                --
                                                    --------           --------

                                                    $  7,163           $  3,036
                                                    ========           ========

DEPRECIATION EXPENSE

The Company acquired furniture and fixture near the end of February 2012 and started to depreciate as of April 1, 2012. Depreciation expense for the interim period ended December 31, 2012 was $762.

NOTE 6 - ACQUIRED TECHNOLOGY

On July 5, 2012, the Company acquired the rights to certain technology from Technew Technology Limited in exchange for 3,000,000 restricted shares of the Company's common stock. These restricted shares were valued at $0.79 per share discounted at 69% taking into consideration its restricted nature and lack of liquidity and consistent trading in the market for a total value of $1,635,300, which was recorded as acquired technology and amortized on a straight-line basis over the acquired technology's estimated useful life of fifteen (15) years.

                                   Estimated
                                  Useful Life      December 31,       March 31,
                                    (Years)           2012              2012
                                    -------        ----------        ----------
Technology right                      15           $1,635,300        $       --
Less accumulated amortization                         (54,510)               --
                                                   ----------        ----------

                                                   $1,580,790        $       --
                                                   ==========        ==========

AMORTIZATION EXPENSE

Amortization expense for the interim period ended December 31, 2012 was $54,510.

NOTE 7 - WEBSITE DEVELOPMENT COSTS

Website development costs, stated at cost, less accumulated amortization consisted of the following:

                                   Estimated
                                  Useful Life      December 31,       March 31,
                                    (Years)           2012              2012
                                    -------        ----------        ----------
Website development costs              5           $    5,315        $    5,315
Accumulated amortization                               (1,602)             (801)
                                                   -----------       ----------

                                                   $    3,713        $    4,514
                                                   ==========        ==========

AMORTIZATION EXPENSE

Amortization expense was $801 and $534 for the interim period ended December 31, 2012 and for the period from April 11, 2011 (inception) through December 31, 2011, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

RELATED PARTIES

Related parties with whom the Company had transactions are:

Related Parties                               Relationship
---------------                               ------------
George Blankenbaker             President and significant stockholder of the
                                Company

Leverage Investments LLC        An entity owned and controlled by the president
                                and significant stockholder of the Company

Technew Technology Limited      Non-controlling interest holder

Growers Synergy Pte Ltd.        An entity owned and controlled by the president
                                and significant stockholder of the Company

Guangzhou Health Technology     An entity owned and controlled by
Development Company Limited     Non-controlling interest holder

ADVANCES FROM STOCKHOLDER

From time to time, stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

LEASE OF CERTAIN OFFICE SPACE FROM LEVERAGE INVESTMENTS, LLC

The Company leases certain office space with Leverage Investments, LLC for $500 per month on a month-to-month basis since July 1, 2011. For the interim period ended December 31, 2012, the Company recorded $4,500 in rent expenses due Leverage Investment LLC.

FARM MANAGEMENT AND OFF-TAKE AGREEMENT WITH GROWERS SYNERGY PTE LTD.

For the Period from July 1, 2011 through October 31, 2011, the Company engaged Growers Synergy Pte Ltd. to provide farm management services on a month-to-month basis, at $20,000 per month.

On November 1, 2011, the Company entered into a Management and Off-Take Agreement (the "Management Agreement") with Growers Synergy Pte Ltd. ("GSPL"), a Singapore corporation owned and controlled by the president and major stockholder of the Company. Under the terms of the Management Agreement, the Company will engage GSPL to supervise the Company's farm management operations, recommend quality farm management programs for stevia cultivation, assist in the hiring of employees and provide training to help the Company meet its commercialization targets, develop successful models to propagate future agribusiness services, and provide back-office and regional logistical support for the development of proprietary stevia farm systems in Vietnam, Indonesia and potentially other countries. GSPL will provide services for a term of two (2) years from the date of signing, at $20,000 per month. The Management Agreement may be terminated by the Company upon 30 day notice. In connection with the Management Agreement, the parties agreed to enter into an off-take agreement whereby GSPL agreed to purchase all of the non-stevia crops produced at the Company's GSPL supervised farms.

Farm management services provided by Growers Synergy Pte Ltd. is as follows:

                                                                     For the
                                                                   Period from
                                                   For the        April 11, 2011
                                                Interim Period      (inception)
                                                    Ended            through
                                                 December 31,      December 31,
                                                     2012              2011
                                                   --------          --------
Farm management services received and
 farm management services booked                   $180,000          $     --
                                                   --------          --------

                                                   $180,000          $     --
                                                   ========          ========


Future minimum payments required under this agreement at December 31, 2012 were as follows:

Fiscal Year Ending March 31:
  2013 (remainder of the fiscal year)                                $ 60,000
  2014                                                                140,000
                                                                     --------

                                                                     $200,000
                                                                     ========

CASH COMMITMENT IN CONNECTION WITH THE OPERATIONS OF STEVIA TECHNEW

On July 5, 2012, Stevia Asia, entered into a Cooperative Agreement (the "Cooperative Agreement") with Technew Technology Limited ("Technew"), a company incorporated under the companies ordinance of Hong Kong and an associate of Guangzhou Health China Technology Development Company Limited, and Zhang Jia, a Chinese citizen (together with Technew, the "Partners") pursuant to which Stevia Asia and Partners have agreed to make Stevia Technew, a joint venture, of which Stevia Asia legally and beneficially owns 70% shares (representing 70% of the issued shares) and Technew legally and beneficially owns 30% shares (representing 30% of the of the issued shares). The Partners will be responsible for managing Stevia Technew and Stevia Asia has agreed to provide $200,000 per month, up to a total of $2,000,000 in financing, subject to the performance of Stevia Technew and Stevia Asia's financial capabilities.

For the interim period ended December 31, 2012, Stevia Asia provided Stevia Technew $230,000, all of which has been paid to Guangzhou Health and expended and recorded as farm management services - related party.

NOTE 9 - CONVERTIBLE NOTES PAYABLE

On February 14, 2011, the Company issued a convertible note in the amount of $250,000 with interest at 10% per annum due one (1) year from the date of issuance. On October 4, 2011, the note holder converted the entire principal of $250,000 and accrued interest through the date of conversion of $15,890.41 to 1,000,000 and 63,561 shares of the Company's common stock at $0.25 per share, respectively.

On June 23, 2011, the Company issued a convertible note in the amount of $100,000 with interest at 10% per annum due one (1) year from the date of issuance. On October 4, 2011, the note holder converted the entire principal of $100,000 and accrued interest through the date of conversion of $2,821.92 to 400,000 and 11,288 shares of the Company's common stock at $0.25 per share.

On October 4, 2011, the Company issued a convertible note in the amount of $150,000 with interest at 10% per annum due one (1) year from the date of issuance. On January 18, 2012, the note holder converted the entire principal of $150,000 and accrued interest through the date of conversion of $4,356 to 617,425 shares of the Company's common stock at $0.25 per share.

Convertible notes payable consisted of the following:

                                                 December 31,          March 31,
                                                    2012                 2012
                                                  --------             --------
On November  16, 2011,  the Company  issued a
convertible  note in the  amount of  $250,000
with  interest  at 10% per  annum due one (1)
year  from  the  date of  issuance  with  the
conversion  price  to  be  the  same  as  the
private  placement price on a per share basis
provided  the  Company   complete  a  private
placement  with  gross  proceeds  of at least
$100,000.  On July 6, 2012,  the note  holder
converted  the entire  principal  of $250,000
and  accrued  interest  through  the  date of
conversion  of $15,959  to 319,607  shares of
the  Company's  common  stock  at  $0.83  per
share.                                                   --             250,000

On January 16,  2012,  the  Company  issued a
convertible  note in the  amount of  $250,000
with  interest  at 10% per  annum due one (1)
year  from  the  date of  issuance  with  the
conversion  price  to  be  the  same  as  the
private  placement price on a per share basis
provided  the  Company   complete  a  private
placement  with  gross  proceeds  of at least
$100,000.  On July 6, 2012,  the note  holder
converted  the entire  principal  of $250,000
and  accrued  interest  through  the  date of
conversion  of $11,781  to 314,586  shares of
the  Company's  common  stock  at  $0.83  per
share.                                                   --             250,000

On  March  7,  2012,  the  Company  issued  a
convertible  note in the  amount of  $200,000
with  interest  at 10% per  annum due one (1)
year  from  the  date of  issuance  with  the
conversion price to be at $0.46875 per share,
at which  the  Company  completed  a  private
placement  with  gross  proceeds  of at least
$100,000  on August 6, 2012,  the same as the
next private  placement  price on a per share
basis provided the Company complete a private
placement  with  gross  proceeds  of at least
$100,000.                                           200,000             200,000

On  May  30,  2012,   the  Company  issued  a
convertible  note in the  amount of  $200,000
with  interest  at 10% per  annum due one (1)
year  from  the  date of  issuance  with  the
conversion price to be at $0.46875 per share,
at which  the  Company  completed  a  private
placement  with  gross  proceeds  of at least
$100,000  on August 6, 2012,  the same as the
next private  placement  price on a per share
basis provided the Company complete a private
placement  with  gross  proceeds  of at least
$100,000.                                           200,000                  --
                                                   --------            --------

                                                   $400,000            $700,000
                                                   ========            ========

NOTE 10 - DERIVATIVE INSTRUMENTS AND THE FAIR VALUE OF FINANCIAL INSTRUMENTS

(I)  WARRANTS ISSUED ON AUGUST 6, 2012

DESCRIPTION OF WARRANTS AND FAIR VALUE ON DATE OF GRANT

On August 6, 2012, the Company issued (i) warrants to purchase 1,066,667 shares, in the aggregate, of the Company's common stock to the investors (the "investors warrants") and (ii) warrants to purchase 85,333 shares of the Company's common stock to the placement agent (the "agent warrants") with an exercise price of $0.6405 per share subject to certain adjustments pursuant to Section 3(b)
Subsequent Equity Sales of the SPA expiring five (5) years from the date of issuance.

DERIVATIVE ANALYSIS

The exercise price of August 6, 2012 warrants and the number of shares issuable upon exercise is subject to reset adjustment in the event of stock splits, stock dividends, recapitalization, most favored nation clause and similar corporate events. Pursuant to the Section 3(b) Subsequent Equity Sales of the SPA, if the Company issues any common stock or securities other than the excepted issuances, to any person or entity at a purchase or exercise price per share less than the share purchase price of the August 6, 2012 Unit Offering without the consent of the subscriber holding purchased shares, warrants or warrant shares of the August 6, 2012 Unit Offering, then the subscriber shall have the right to apply the lowest such purchase price or exercise price of the offering or sale of such new securities to the purchase price of the purchased shares then held by the subscriber (and, if necessary, the Company will issue additional shares), the reset adjustments are also referred to as full reset adjustments.

Because these warrants have full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification ("Section 815-40-15") (FORMERLY FASB EMERGING ISSUES TASK FORCE ("EITF") ISSUE NO. 07-5: DETERMINING WHETHER AN INSTRUMENT (OR EMBEDDED FEATURE) IS INDEXED TO AN ENTITY'S OWN STOCK ("EITF 07-5"))). Section 815-40-15 became effective on January 1, 2009 and the Warrants issued in the August 6, 2012 Unit Offering have been measured at fair value using a Lattice model at each reporting period with gains and losses from the change in fair value of derivative liabilities recognized on the consolidated statement of income and comprehensive income.

VALUATION OF DERIVATIVE LIABILITY

(A) VALUATION METHODOLOGY

The Company's August 6, 2012 warrants do not trade in an active securities market, as such, the Company developed a Lattice model that values the derivative liability of the warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise feature and the full ratchet reset.

Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on these underlying factors which led to a set of potential scenarios. As the result of the large Warrant overhang we accounted for the dilution affects, volatility and market cap to adjust the projections.

Probabilities were assigned to each of these scenarios based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrant liability.

(B) VALUATION ASSUMPTIONS

The Company's 2012 derivative warrants were valued at each period ending date with the following assumptions:

     *    The stock price would fluctuate with the Company projected volatility.

     * The stock price would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation periods.

     * The Holder would exercise the warrant as they become exercisable (effective registration is projected 4 months from issuance and the earliest exercise is projected 180 days from issuance) at target prices of 2 times the higher of the projected reset price or stock price.

     * The Holder would exercise the warrant at maturity if the stock price was above the project reset prices.

     * A 100% probability of a reset event and a projected financing each quarter for 3 years at prices approximating 93% of market

     * The 1,066,667 Investor Warrants $0.6405 exercise price is projected to reset from $0.87 to $0.192 at maturity; and the 85,333 Placement Agent Warrants $0.6405 exercise price is projected to reset from $0.87 to $0.192 at maturity;

     *    No warrants have been exercised or expired.

     *    The projected volatility curve for the valuation dates was:

                        1 Year      2 Year      3 Year      4 Year      5 Year
                        ------      ------      ------      ------      ------
August 6, 2012           129%        178%        218%        252%        281%

September 30, 2012       127%        173%        211%        244%        272%

December 31, 2012        126%        167%        204%        235%        263%

(C) FAIR VALUE OF DERIVATIVE WARRANTS

The table below provides a summary of the fair value of the derivative warrant liability and the changes in the fair value of the derivative warrants to purchase 1,152,000 shares of the Company's common stock, including net transfers in and/or out, of derivative warrants measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

                                                    Fair Value Measurement
                                                     Using Level 3 Inputs
                                                 ----------------------------
                                                 Derivative
                                               warrants Assets
                                                 (Liability)            Total
                                                 -----------            -----
Balance, August 6, 2012                           $(411,805)          $(411,805)
Total gains or losses
 (realized/unrealized) included in:
   Net income (loss)                                231,521             231,521
   Other comprehensive income (loss)                     --                  --
   Purchases, issuances and settlements                  --                  --
   Transfers in and/or out of Level 3                    --                  --
                                                 ---------           ---------
Balance, August 6, 2012                            (180,284)           (180,284)
Total gains or losses
 (realized/unrealized) included in:
   Net income (loss)                                 73,723              73,723
   Other comprehensive income (loss)                     --                  --
   Purchases, issuances and settlements                  --                  --
  Transfers in and/or out of Level 3                     --                  --
                                                  ---------           ---------

Balance, December 31, 2012                        $(106,561)          $(106,561)
                                                  =========           =========

(D) WARRANTS OUTSTANDING

As of December 31, 2012 no warrants have been exercised and warrants to purchase 1,152,000 shares of Company common stock remain outstanding.

The table below summarizes the Company's derivative warrant activity

                                                  2012 Warrant Activities                              Apic          (Gain) Loss
                                  ----------------------------------------------------------         ---------        ----------
                                                                                                  Reclassification
                                                                  Total         Fair Value of      Change in of      Fair Value of
                                Derivative     Non-derivative    Warrant           Derivative       Derivative        Derivative
                                  Shares           Shares        Shares             Warrants         Liability        Liability
                                  ------           ------        ------             --------         ---------        ---------
Derivative warrant at
 August 6, 2012                  1,152,000           --         1,152,000           (411,805)             --                 --
Mark to market                                                                       231,521                           (231,521)
Derivative warrant at
 September 30, 2012              1,152,000           --         1,152,000           (180,284)                          (231,521)
Mark to market                                                                        73,723                            (73,723)
Derivative warrant at
 December 31, 2012               1,152,000           --         1,152,000           (106,561)                          (305,244)

(II) WARRANT ACTIVITIES

The table below summarizes the Company's warrant activities through December 31, 2012:

SUMMARY OF THE COMPANY'S WARRANT ACTIVITIES

The table below summarizes the Company's warrant activities:

                                 Number of         Exercise      Weighted Average   Fair Value at     Aggregate
                                  Warrant         Price Range       Exercise           Rate of        Intrinsic
                                  Shares           Per Share          Price           Issuance          Value
                                  ------           ---------          -----           --------          -----
Balance, March 31, 2012                 --          $    --          $    --          $      --          $ --
Granted                          1,152,000           0.6405           0.6405            411,805            --
Canceled                                --               --               --                 --            --
Exercised                               --               --               --                 --            --
Expired                                 --               --               --                 --            --
                                 ---------          -------          -------          ---------          ----
Balance, December 31, 2012       1,152,000           0.6405           0.6405            411,805            --

Earned and exercisable,
 December 31, 2012               1,152,000           0.6405           0.6405            411,805            --
                                 ---------          -------          -------          ---------          ----

Unvested, December 31, 2012             --          $    --          $    --          $      --          $ --
                                 ---------          -------          -------          ---------          ----

The  following  table   summarizes   information   concerning   outstanding  and
exercisable warrants as of December 31, 2012:

                         Warrants Outstanding                     Warrants Exercisable
                  ----------------------------------       -----------------------------------
                                 Average                                  Average
                                Remaining     Weighted                   Remaining     Weighted
                               Contractual    Average                   Contractual    Average
Range of            Number         Life       Exercise       Number        Life        Exercise
Exercise Prices   Outstanding   (in years)     Price       Exercisable   (in years)     Price
---------------   -----------   ----------     -----       -----------   ----------     -----
$0.6405            1,152,000       4.60       $ 0.6405      1,152,000      4.60        $0.6405
-------            ---------       ----       --------      ---------      ----        -------

$0.6405            1,152,000       4.60       $ 0.6405      1,152,000      4.60        $0.6405
=======            =========       ====       ========      =========      ====        =======

NOTE 11 - EQUITY

SHARES AUTHORIZED

Upon formation the total number of shares of common stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001 per share.

COMMON STOCK

REVERSE ACQUISITION TRANSACTION

Immediately prior to the Share Exchange Transaction on June 23, 2011, the Company had 79,800,000 common shares issued and outstanding. Simultaneously with the Closing of the Share Exchange Agreement, on the Closing Date, Mohanad Shurrab, a shareholder and, as of the Closing Date, the Company's former Director, President, Treasurer and Secretary, surrendered 33,000,000 shares of the Company's common stock to the Company for cancellation.

As a result of the Share Exchange Agreement, the Company issued 12,000,000 common shares for the acquisition of 100% of the issued and outstanding shares of Stevia Ventures International Ltd. Of the 12,000,000 common shares issued in connection with the Share Exchange Agreement, 6,000,000 of such shares are being held in escrow ("Escrow Shares") pending the achievement by the Company of certain post-Closing business milestones (the "Milestones"), pursuant to the terms of the Make Good Escrow Agreement, between the Company, Greenberg Traurig, LLP, as escrow agent and the Ventures' Stockholder (the "Escrow Agreement").

MAKE GOOD AGREEMENT SHARES

(I) DURATION OF ESCROW AGREEMENT

The Make Good Escrow Agreement shall terminate on the sooner of (i) the distribution of all escrow shares, or (ii) December 31, 2013.

(II) DISBURSEMENT OF MAKE GOOD SHARES

Upon achievement of any Milestone on or before the date associated with such Milestone on Exhibit A, the Company shall promptly provide written notice to the Escrow Agent and the Selling Shareholder of such achievement (each a "COMPLETION NOTICE"). Upon the passage of any Milestone date set forth on Exhibit A for which the Company has not achieved the associated Milestone, the Company shall promptly provide written notice to the Escrow Agent and the Selling Shareholder of such failure to achieve the milestone (each a "NON-COMPLETION NOTICE").

(III) EXHIBIT A - SCHEDULE OF MILESTONES

                                                                  Completion            Number of
                           Milestones                                Date             Escrow Shares
                           ----------                                ----             -------------
I.
(1)  Enter into exclusive  international  license agreement
     for  all  Agro  Genesis   intellectual   property  and
     products as it applies to stevia
(2)  Enter into cooperative agreements to work with Vietnam
     Institutes (a) Medical Plant  Institute in Hanoi;  (b)
     Agricultural  Science  Institute  of Northern  Central                              3,000,000
     Vietnam                                                                            shares only
(3)  Enter  into  farm  management  agreements  with  local                             if and when
     growers   including   the   Provincial   and  National        Within 180          ALL four (4)
     projects;                                                     days of the          milestones
(4)  Take over management of three existing nurseries             Closing Date          reached(*)

II.  Achieve 100 Ha field trials and first test shipment of       Within two (2)
     dry leaf                                                      years of the          1,500,000
                                                                   Closing Date            shares

III. Test shipment of dry leaf to achieve minimum specs for       Within two (2)
     contracted base price (currently $2.00 per kilogram)          years of the          1,500,000
                                                                   Closing Date            shares

-----
* On December 23, 2011, 3,000,000 out of the 6,000,000 Escrow Shares have been earned and released to Ventures stockholder upon achievement of the First Milestone within 180 days of June 23, 2011, the Closing Date associated with the First Milestone. These shares were valued at $0.25 per share or $750,000 on the date of release and recorded as compensation.

COMMON SHARES SURRENDERED FOR CANCELLATION

On October 4, 2011, a significant stockholder of the Company, Mohanad Shurrab, surrendered another 3,000,000 shares of the Company's common stock to the Company for cancellation. The Company recorded this transaction by debiting common stock at par of $3,000 and crediting additional paid-in capital of the same.

COMMON SHARES ISSUED FOR CASH

On October 4, 2011 the Company sold 400,000 shares of its common stock to one investor at $0.25 per share or $100,000.

COMMON SHARES ISSUED FOR OBTAINING EMPLOYEE AND DIRECTOR SERVICES

On October 14, 2011 the Company issued 1,500,000 shares each to two (2) newly appointed members of the board of directors or 3,000,000 shares of its common stock in aggregate as compensation for future services. These shares shall vest with respect to 750,000 shares of restricted stock on each of the first two anniversaries of the date of grant, subject to the director's continuous service to the Company as directors. These shares were valued at $0.25 per share or $750,000 on the date of grant and are being amortized over the vesting period of two (2) years or $93,750 per quarter. The Company recorded $187,500 in directors' fees for the period from April 11, 2011 (inception) through March 31, 2012. The Company recorded $281,250 in directors' fees for the interim period ended December 31, 2012.

COMMON SHARES ISSUED TO PARTIES OTHER THAN EMPLOYEES FOR ACQUIRING GOODS OR SERVICES

EQUITY PURCHASE AGREEMENT AND RELATED REGISTRATION RIGHTS AGREEMENT

(I) EQUITY PURCHASE AGREEMENT

On January 26, 2012, the Company entered into an equity purchase agreement ("Equity Purchase Agreement") with Southridge Partners II, LP, a Delaware limited partnership (The "Investor"). Upon the terms and subject to the conditions contained in the agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase, up to Twenty Million Dollars ($20,000,000) of its common stock, par value $0.001 per share.

At any time and from time to time during the Commitment Period, the period commencing on the effective date, and ending on the earlier of (i) the date on which investor shall have purchased put shares pursuant to this agreement for an aggregate purchase price of the maximum commitment amount, or (ii) the date occurring thirty six (36) months from the date of commencement of the commitment period. the Company may exercise a put by the delivery of a put notice, the number of put shares that investor shall purchase pursuant to such put shall be determined by dividing the investment amount specified in the put notice by the purchase price with respect to such put notice. However, that the investment amount identified in the applicable put notice shall not be greater than the maximum put amount and, when taken together with any prior put notices, shall not exceed the maximum commitment The purchase price shall mean 93% of the market price on such date on which the purchase price is calculated in accordance with the terms and conditions of this Agreement.

(II) REGISTRATION RIGHTS AGREEMENT

In connection with the Equity Purchase Agreement, on January 26, 2012, the Company entered into a registration rights agreement ("Registration Rights Agreement") with Southridge Partners II, LP, a Delaware limited partnership (the "Investor"). To induce the investor to execute and deliver the equity purchase agreement which the Company has agreed to issue and sell to the investor shares (the "put shares") of its common stock, par value $0.001 per share (the "common stock") from time to time for an aggregate investment price of up to twenty million dollars ($20,000,000) (the "registrable securities"), the Company has agreed to provide certain registration rights under the securities act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, "securities act"), and applicable state securities laws with respect to the registrable securities.

(III) COMMON SHARES ISSUED UPON SIGNING

As a condition for the execution of this agreement by the investor, the company issued to the investor 35,000 shares of restricted common stock (the "restricted shares") upon the signing of this agreement. The restricted shares shall have no registration rights. These shares were valued at $1.50 per share or $52,500 on the date of issuance and recorded as financing cost.

MARKETING SERVICE AGREEMENT - EMPIRE RELATIONS GROUP, INC.

On March 14, 2012 the Company entered into a consulting agreement (the "Consulting Agreement") with Empire Relations Group, Inc. ("Empire").

(I) SCOPE OF SERVICES

Under the terms of the Consulting Agreement, the Company engaged Empire to introduce interested investors to the Company, advise the Company on available financing options, provide periodic updates on the stevia sector and provide insights and strategies for the Company to undertake.

(II) TERM

The term of this agreement were consummated from the date hereof, and automatically terminated on May 30, 20 12.

(III) COMPENSATION

For the term of this agreement, the consultant shall be paid an upfront, non-refundable, non-cancellable retainer fee of 27,500 restricted shares. For the purposes of this agreement, these shares shall be considered to be fully earned by March 31, 2012. These shares were valued at $1.39 per share or $38,225 on March 31, 2012, the date when they were earned.

COMMON SHARES ISSUED IN CONNECTION WITH ENTRY INTO TECHNOLOGY ACQUISITION AGREEMENT

On July 5, 2012, the Company entered into a Technology Acquisition Agreement (the "Technology Acquisition Agreement") with Technew Technology Limited ("Technew"), pursuant to which the Company acquired the rights to certain technology from Technew in exchange for 3,000,000 restricted shares of the Company's common stock. These restricted shares were valued at $0.79 per share discounted at 69% taking into consideration of its restricted nature and lack of liquidity and consistent trading in the market or $1,635,300, which was recorded as acquired technology and amortized on a straight-line basis over the acquired technology's estimated useful life of fifteen (15) years.

COMMON SHARES ISSUED TO A RELATED PARTY

On July 5, 2012, the Company issued 500,000 restricted shares of its common shares to Growers Synergy Pte Ltd., a corporation organized under the laws of the Republic of Singapore ("Singapore"), owned and controlled by George
Blankenbaker, the president, director and a significant stockholder of the Company ("Growers Synergy"), as consideration for services rendered by Growers Synergy to the Company. These restricted shares were valued at $0.79 per share discounted at 69% taking into consideration of its restricted nature and lack of liquidity and consistent trading in the market or $272,550 and included in the farm management services - related party in the consolidated statements of operations.

SALE OF EQUITY UNIT INCLUSIVE OF COMMON STOCK AND WARRANTS

ENTRY INTO SECURITIES PURCHASE AGREEMENT

On August 1, 2012, the Company entered into a Securities Purchase Agreement (the "SPA") with two (2) accredited institutional investors (the "Purchasers") to raise $500,000 in a private placement financing. On August 6, 2012, after the satisfaction of certain closing conditions, the Offering closed and the Company issued to the Purchasers: (i) an aggregate of 1,066,667 shares of the Company's common stock at $0.46875 per share and (ii) warrants to purchase 1,066,667 shares of the Company's common stock at an exercise price of $0.6405 expiring five (5) years from the date of issuance for a gross proceeds of $500,000.

At closing, the Company reimbursed the investor for legal fees of $12,500 and paid Garden State Securities, Inc,("GSS") that served as placement agent for the Company in the offering (i) cash commissions equal to 8.0% of the gross proceeds received in the equity financing or $40,000, and (ii) a warrant to purchase 85,333 shares of the Company's common stock representing 8% of the Shares sold in the Offering with an exercise price of $0.6405 per share expiring five (5) years from the date of issuance (the "agent warrants") to GSS or its designee.

The units were sold at $0.46875 per unit consisting one common share and the warrant to purchase one (1) common share for a gross proceeds of $500,000. In connection with the August 6, 2012 equity unit offering the Company paid (i) GSS cash commissions equal to 8.0% of the gross proceeds received in the equity financing, or $40,000 and (ii) $12,500 in legal fees and resulted in a net proceeds of $447,500.

The Company intended to use the net proceeds from the Offering to advance the Company's ability to execute its growth strategy and to aid in the commercial development of the recently announced launch of the Company's majority-owned subsidiary, Stevia Technew Limited.

ENTRY INTO REGISTRATION RIGHTS AGREEMENT

In connection with the equity financing on August 1, 2012, the Company also entered into a registration rights agreement with the Purchasers (the "rights agreement"). The Rights Agreement requires the Company to file a registration statement (the "Registration Statement") with the Securities and Exchange
Commission (the "SEC") within thirty (30) days of the Company's entrance into the rights agreement (the "filing date") for the resale by the Purchasers of all of the Shares and all of the shares of common stock issuable upon exercise of the Warrants (the "registrable securities").

The registration statement must be declared effective by the SEC within one hundred and twenty (120) days of the closing date of the Offering subject to certain adjustments. If the registration statement is not filed prior to the filing date, the Company will be required to pay certain liquidated damages, not to exceed in the aggregate 6% of the purchase price paid by the Purchasers pursuant to the SPA.

WARRANTS

ISSUANCES  OF  WARRANTS  IN  CONNECTION  WITH  ENTRY  INTO  SECURITIES  PURCHASE
AGREEMENT

On August 6, 2012, the Company issued (i) warrants to purchase 1,066,667 shares, in the aggregate, of the Company's common stock to the investors with an exercise price of $0.6405 per share subject to certain adjustments per Section 3(b) Subsequent Equity Sales of the SPA expiring five (5) years from the date of issuance in connection with the sale of common shares.

ISSUANCE OF WARRANTS TO THE PLACEMENT AGENT AS COMPENSATION

Garden State Securities, Inc. (the "GSS") served as the placement agent of the Company for the equity financing on August 1, 2012. Per the engagement agreement signed between GSS and the Company, in consideration for services rendered as the placement agent, the Company agreed to: (i) pay GSS cash commissions equal to 8.0% of the gross proceeds received in the equity financing, or $40,000, and
(ii) issue to GSS or its designee, a warrant to purchase 85,333 shares of the Company's common stock representing 8% of the warrants sold in the Offering) with an exercise price of $0.6405 per share subject to certain adjustments per
Section 3(b) Subsequent Equity Sales of the SPA expiring five (5) years from the date of issuance (the "agent warrants"). The agent warrants also provide for the same registration rights and obligations as set forth in the Rights Agreement with respect to the Warrants and Warrant Shares.

NOTE 12 - NON-CONTROLLING INTEREST

Non-controlling interest consisted of the following:

                                      Contributed and
                                        additional                           Other             Total
                                         paid-in        Earnings and     Comprehensive      non-controlling
                                         capital           losses            Income           interest
                                         -------           ------            ------           --------
Balance at March 31, 2012                $    --          $     --           $    --          $     --
Current period earnings and losses            --           (97,338)               --           (97,338)
                                         -------          --------           -------          --------

Balance at December 31, 2012             $    --          $(97,338)          $    --          $(97,338)
                                         =======          ========           =======          ========

NOTE 13 - RESEARCH AND DEVELOPMENT

AGRIBUSINESS DEVELOPMENT AGREEMENT - AGRO GENESIS PTE LTD.

ENTRY INTO AGRIBUSINESS DEVELOPMENT AGREEMENT

On July 16, 2011, the Company entered into an Agribusiness Development Agreement (the "Agribusiness Development Agreement") with Agro Genesis Pte Ltd. ("AGPL"), a corporation organized under the laws of the Republic of Singapore expiring two
(2) years from the date of signing.

Under the terms of the Agreement, the Company engaged AGPL to be the Company's technology provider consultant for stevia propagation and cultivation in Vietnam, and potentially other countries for a period of two (2) years. AGPL will be tasked with developing stevia propagation and cultivation technology in Vietnam, recommend quality agronomic programs for stevia cultivation, harvest and post harvest, alert findings on stevia propagation and cultivation that may impact profitability and develop a successful model in Vietnam that can be replicated elsewhere (the "Project"). The Project will be on-site at stevia fields in Vietnam and will have a term of at least two (2) years. For its services, AGPL could receive a fee of up to 275,000 Singapore dollars, plus related expenses estimated at $274,000 as specified in Appendix A to the Agribusiness Development Agreement. Additionally, the Company will be AGPL's exclusive distributor for AGPL's g'farm system (a novel crop production system) for stevia growing resulting from the Project. AGPL will receive a commission of no less than 2% of the price paid for crops other than stevia, from cropping systems that utilize the g'farm system resulting from the Project. All technology-related patents resulting from the Project will be jointly owned by AGPL and the Company, with the Company holding a right of first offer for the use and distribution rights to registered patents resulting from the Project.

ADDENDUM TO AGRIBUSINESS DEVELOPMENT AGREEMENT

On August 26, 2011, in accordance with Appendix A , 3(a), the Company and AGPL have mutually agreed to add to the current Project budget $100,000 per annum for one, on-site resident AGPL expert for 2 (two) years effective September 1, 2011, or $200,000 in aggregate for the term of the contract as specified in Appendix
C. In-country accommodation for the resident expert will be born separately by the Company and is excluded from the above amount. The expert, Dr. Cho, Young-Cheol, Director, Life Sciences has been appointed and commenced on September 1, 2011.

TERMINATION OF AGRIBUSINESS DEVELOPMENT AGREEMENT

On March 31, 2012, the Company and AGPL mutually agreed to terminate the Agribusiness Development Agreement, effective immediately.

LEASE OF AGRICULTURAL LAND

On December 14, 2011, the Company and Stevia Ventures Corporation ("Stevia Ventures") entered into a Land Lease Agreement with Vinh Phuc Province People's Committee Tam Dao Agriculture & Industry Co., Ltd. pursuant to which Stevia Ventures has leased l0 hectares of land (the "Leased Property") for a term expiring five (5) years from the date of signing.

The Company has begun development of a research facility on the Leased Property and has prepaid (i) the first year lease payment of $30,000 and (ii) the six month lease payment of $15,000 as security deposit, or $45,000 in aggregate upon signing of the agreement.

Future minimum payments required under this agreement at December 31, 2012 were as follows:

FISCAL YEAR ENDING MARCH 31:
2013 (remainder of the fiscal year)                                     $ 15,000
2014                                                                      30,000
2015                                                                      30,000
2016                                                                      30,000
                                                                        --------

                                                                        $105,000
                                                                        ========

SUPPLY AND COOPERATIVE AGREEMENT - GUANGZHOU HEALTH TECHNOLOGY DEVELOPMENT COMPANY LIMITED

ENTRY INTO SUPPLY AGREEMENT

On February 21, 2012, the Company entered into a Supply Agreement (the "Supply Agreement") with Guangzhou Health China Technology Development Company Limited, a foreign-invested limited liability company incorporated in the People's Republic of China (the "Guangzhou Health").

Under the terms of the Supply Agreement, the Company will sell dry stevia plant materials, including stems and leaves ("Product") exclusively to Guangzhou Health. For the first two years of the agreement, Guangzhou Health will purchase all Product produced by the Company. Starting with the third year of the agreement, the Company and Guangzhou Health will review and agree on the quantity of Product to be supplied in the forthcoming year, and Guangzhou Health will be obliged to purchase up to 130 percent of that amount. The specifications and price of Product will also be revised annually according to the mutual agreement of the parties. The term of the Supply Agreement is five years with an option to renew for an additional four years.

ENTRY INTO COOPERATIVE AGREEMENT

On February 21, 2012, the Company also entered into Cooperative Agreement (the "Cooperative Agreement") with Guangzhou Health Technology Development Company Limited.

Under the terms of the Cooperative Agreement, the parties agree to explore potential technology partnerships with the intent of formalizing a joint venture to pursue the most promising technologies and businesses. The parties also agree to conduct trials to test the efficacy of certain technologies as applied specifically to the Company's business model as well as the marketability of harvests produced utilizing such technologies. Guangzhou Health will share all available information of its business structure and technologies with the Company, subject to the confidentiality provisions of the Cooperative Agreement. Guangzhou Health will also permit the Company to enter its premises and grow-out sites for purposes of inspection and will, as reasonably requested by the Company, supply without cost, random samples of products and harvests for testing.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

SUPPLY AGREEMENT - BETWEEN STEVIA VENTURES INTERNATIONAL LTD. AND ASIA STEVIA INVESTMENT DEVELOPMENT COMPANY LTD.

On April 12, 2011, Stevia Ventures International Ltd, the subsidiary of the Company entered into a Supply Agreement (the "Supply Agreement") with Asia Stevia Investment Development Company Ltd ("ASID"), a foreign-invested limited liability company incorporated in Vietnam.

(I) SCOPE OF SERVICES

Under the terms of the Agreement, the Company engaged ASID to plant the Stevia Seedlings and supply the Products only to the Company to the exclusion of other customers and the Company is desirous to purchase the same, on the terms and conditions as set out in this Agreement produce Products and the Company purchase the Products from ASID.

(II) TERM

This Agreement shall come into force on the Effective Date and, subject to earlier termination pursuant to certain clauses specified in the Agreement, shall continue in force for a period of three (3) years ("Term") and thereafter automatically renew on its anniversary each year for an additional period of one
(1) year ("Extended Term").

(III) PURCHASE PRICE

ASID and the Company shall review and agree on or before September 30th of each Year on the quantity of the Products to be supplied by the Supplier to the Company in the forthcoming year and ASID shall provide the Company with prior written notice at any time during the year following the revision if it has reason to believe that it would be unable to fulfill its forecast volumes under this clause.

SUPPLY AGREEMENT - BETWEEN STEVIA VENTURES INTERNATIONAL LTD. AND STEVIA VENTURES CORPORATION

On April 12, 2011, Stevia Ventures International Ltd, the subsidiary of the Company also entered into a Supply Agreement (the "Supply Agreement") with Stevia Ventures Corporation ("SVC"), a foreign-invested limited liability company incorporated in Vietnam.

(I) SCOPE OF SERVICES

Under the terms of the Agreement, the Company engaged SVC to plant the Stevia Seedlings and supply the Products only to the Company to the exclusion of other customers and the Company is desirous to purchase the same, on the terms and conditions as set out in this Agreement produce Products and the Company purchase the Products from SVC.

(II) TERM

This Agreement shall come into force on the Effective Date and, subject to earlier termination pursuant to certain clauses specified in the Agreement, shall continue in force for a period of three (3) years ("Term") and thereafter automatically renew on its anniversary each year for an additional period of one
(1) year ("Extended Term").

(III) PURCHASE PRICE

SVC and the Company shall review and agree on or before September 30th of each Year on the quantity of the Products to be supplied by the Supplier to the Company in the forthcoming year and SVC shall provide the Company with prior written notice at any time during the year following the revision if it has reason to believe that it would be unable to fulfill its forecast volumes under this clause.

CONSULTING AGREEMENT - DORIAN BANKS

ENTRY INTO CONSULTING AGREEMENT

On July 1, 2011 the Company entered into a consulting agreement (the "Consulting Agreement") with Dorian Banks ("Banks").

(I) SCOPE OF SERVICES

Under the terms of the Consulting Agreement, the Company engaged the Consultant to provide advice in general business development, strategy, assistance with new business and land acquisition, introductions, and assistance with Public Relations ("PR") and Investor Relations ("IR").

(II) TERM

The term of this Agreement shall be six (6) months, commencing on July 1, 2011 and continue until December 31, 2011. This Agreement may be terminated by either the Company or the Consultant at any time prior to the end of the Consulting Period by giving thirty (30) days written notice of termination. Such notice may be given at any time for any reason, with or without cause. The Company will pay Consultant for all Service performed by Consultant through the date of termination.

(III) COMPENSATION

The Company shall pay the Consultant a fee of $3,000 per month.

EXTENSION OF THE CONSULTING AGREEMENT

On December 30, 2011, the Consulting Agreement was extended with the same terms and conditions to December 31, 2012.

SUMMARY OF THE CONSULTING FEES

For the interim period ended December 31, 2012 and for the period from April 11, 2011 (inception) through December 31, 2011, the Company recorded $27,000 and $18,000 in consulting fees under the Consulting Agreement, respectively.

FINANCING CONSULTING AGREEMENT - DAVID CLIFTON

ENTRY INTO FINANCIAL CONSULTING AGREEMENT

On July 1, 2011 the Company entered into a consulting agreement (the "Consulting Agreement") with David Clifton ( "Clifton").

(I) SCOPE OF SERVICES

Under the terms of the Consulting Agreement, the Company engaged Clifton to introduce interested investors to the Company, advise the Company on available financing options and provide periodic updates on the stevia sector and provide insights and strategies for the Company to undertake.

(II) TERM

The term of this Agreement shall be six (6) months, commencing on July 1, 2011 and continuing until December 31, 2011. This Agreement may be terminated by either the Company or Clifton at any time prior to the end of the consulting period by giving thirty (30) days written notice of termination. Such notice may be given at any time for any reason, with or without cause. The Company will pay Clifton for all service performed by him through the date of termination.

On December 31, 2011, the financial consulting agreement expired.

(III) COMPENSATION

The Company shall pay Clifton a fee of $3,000 per month.

SUMMARY OF THE CONSULTING FEES

The financial consulting agreement expired on December 31, 2011. For the period from April 11, 2011 (inception) through December 31, 2011, the Company recorded $18,000 in financing cost under this Financing Consulting Agreement.

ENTRY INTO ENGAGEMENT AGREEMENT - GARDEN STATE SECURITIES INC.

On June 18, 2012, the Company entered into an engagement agreement (the "Agreement") with Garden State Securities Inc. ("GSS") with respect to the engagement of GSS to act as a selling/placement agent for the Company.

(I) SCOPE OF SERVICES

Under the terms of the Agreement, the Company engaged GSS to review the business and operations of the Company and its historical and projected financial condition, advise the Company of "best efforts" Private Placement offering of debt or equity securities to fulfill the Company's business plan, and contacts for the Company possible financing sources.

(II) TERM

GSS shall act as the Company's exclusive placement agent for the period of the later of; (i) 60 days from the execution of the term sheet; or (ii) the final termination date of the securities financing (the "Exclusive Period"). GSS shall act as the Company's non-exclusive placement agent after the Exclusive Period until terminated.

(III) COMPENSATION

The Company agrees to pay to GSS at each full or incremental closing of any equity financing, convertible debt financing, debt conversion or any instrument convertible into the Company's common stock (the "Securities Financing") during the Exclusive Period; (i) a cash transaction fee in the amount of 8% of the amount received by the Company under the Securities Financing; and (ii) warrants (the "Warrants") with "piggy back" registration rights, equal to 8% of the stock issued in the Securities Financing at an exercise price equal to the investor's warrant exercise price of the Securities Financing or the price of the Securities Financing if no warrants are issued to investors. The Company will also pay, at closing, the expense of GSS's legal counsel pursuant to the Securities Financing and/or Shelf equal to $25,000 for Securities Financing and/or Shelf resulting in equal to or greater than $500,000 of gross proceeds to the Company, and $18,000 for a Securities Financing and/or Shelf resulting in less than $500,000 of gross proceeds to the Company. In addition, the Company shall cause, at its cost and expense, the "Blue sky filing" and Form D in due and proper form and substance and in a timely manner.

NOTE 15 - CONCENTRATIONS AND CREDIT RISK

CREDIT RISK

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

As of December 31, 2012, substantially all of the Company's cash and cash equivalents were held by major financial institutions, and the balance at certain accounts exceeded the maximum amount insured by the Federal Deposits Insurance Corporation ("FDIC"). However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

CUSTOMERS AND CREDIT CONCENTRATIONS

One (1) customer accounted for all of the sales for the interim period ended December 31, 2012 and accounts receivable balances at December 31, 2012. A reduction in sales from or loss of such customer would have a material adverse effect on the Company's results of operations and financial condition.

VENDORS AND ACCOUNTS PAYABLE CONCENTRATIONS

Vendor purchase concentrations and accounts payable concentration are as follows:

                                                 Accounts Payable at                  Net Purchases
                                                ---------------------             ----------------------
                                                                                                 For the
                                                                                               Period from
                                                                                 For the      April 11, 2011
                                                                              Interim Period   (inception)
                                                                                  Ended          through
                                              December 31,    March 31,        December 31,    December 31,
                                                 2012           2012               2012            2011
                                                ------         ------             ------          ------
Growers Synergy Pte. Ltd. - related party         42.5%          16.4%              49.8%             --%
tevia Ventures Corporation                         3.7%          54.1%              10.3%             --%
                                                ------         ------             ------          ------
                                                  46.2%          70.5%              60.1%             --%
                                                ======         ======             ======          ======

NOTE 16 - SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there no reportable subsequent events to be disclosed.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Quarterly Report on Form 10-Q. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements.

OVERVIEW

We were incorporated on May 21, 2007 in the State of Nevada under the name Interpro Management Corp. On March 4, 2011, we changed our name to Stevia Corp. and effectuated a 35 for 1 forward stock split of all of our issued and outstanding shares of common stock.

We are a development stage company that has yet to generate significant revenue. We plan to generate revenues by (i) providing farm management services, which will provide protocols and other services to agriculture, aquaculture, and livestock operators, (ii) the sale of inputs such as fertilizer and feed to agriculture, aquaculture and livestock operators, (iii) the sale of crops and seafood produced under contract farming and (iv) the sale of products derived from the stevia plant.

During the past fiscal year, we have begun our first commercial trials of stevia production in Vietnam. In connection with such production we have entered into supply agreements for the off-take of the stevia we produce and entered into an agreement with Growers Synergy Pte Ltd to assist in the management of our Vietnam day-to-day operations. We have also begun to explore commercial applications of stevia derived products and have developed and acquired certain proprietary technology relating to stevia development which we can integrate into our own stevia production and our farm management services. In connection with our intellectual property development efforts we have engaged TechNew Technology Limited ("TechNew), as our technology partner in Vietnam and on July 5, 2012 we entered into a Cooperative Agreement (the "Cooperative Agreement") through our subsidiary Stevia Asia Limited ("Stevia Asia"), with Technew and Zhang Ji, a Chinese citizen (together with Technew, the "Partners") pursuant to which Stevia Asia and Partners have agreed to engage in a joint venture to develop certain intellectual property related to stevia development, such joint venture to be owned 70% by Stevia Asia and 30% by Technew (the "Joint Venture"). Pursuant to the Cooperative Agreement Stevia Asia has agreed to contribute $200,000 per month, up to a total of $2,000,000 in financing, subject to the performance of the Joint Venture and Stevia Asia's financial capabilities.

We have also continued to establish research and production relationships with local institutions and companies in Vietnam. In April, 2012 we announced plans to begin field trials in Indonesia.

RESULTS OF OPERATIONS

Our operations to-date have primarily consisted of securing purchase and supply contracts, office space and a research center, developing relationships with potential partners, and developing products derived from the stevia plant. We have earned nominal revenues since inception.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

The following discussion of the financial condition, results of operations, cash flows, and changes in our financial position should be read in conjunction with our audited consolidated financial statements and notes included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed June 29, 2012. Such financial statements have been prepared in conformity with U.S. GAAP and are stated in United States dollars.

COMPARISON OF THREE MONTH PERIODS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011

For the three month period ended December 31, 2012 we incurred a net loss of $364,601, compared to a net loss of $1,055,874 for the three month period ended December 31, 2011. The decrease was mainly attributed to a decrease in research and development expenses from $39,172 to 0, a decrease in salary and compensation expense from $750,000 to $59,105, and a decrease in income from change in fair value of derivative liability from $0 to $72,723.

General and administration expenses and professional fees for the three month period ended December 31, 2012 amounted to $69,302 and $123,356 respectively, compared to $14,868 and $73,454 during the three month period ended December 31, 2011. Research and development fees for the three month period ended December 31, 2012 were $0 compared to $39,172 during the three month period ended December 31, 2011. Directors fees, officer salary and compensation and other salary and compensation were $93,750, $0 and $110,982 respectively, compared to $93,750, $750,000, $0 during the three month period ended December 31, 2011.

COMPARISON OF THE NINE MONTH PERIOD ENDED DECEMBER 31, 2012 WITH THE PERIOD FROM INCEPTION (APRIL 11, 2011) TO DECEMBER 31, 2011

For the nine month period ended December 31, 2012 we incurred a net loss of $1,342,473, compared to a net loss of $1,303,241 for the period from April 11, 2011 (inception) through December 31, 2011. The increase was largely attributed to a decrease in gross margin from $(118,700) to $(619,604), offset by an increase in other income from $(43,079) to $247,341.

General and administration expenses and professional fees for the nine month period ended December 31, 2012 amounted to $204,616 and $352,031 respectively, compared to $36,160 and $117,183 during the period from April 11, 2011 (inception) through December 31, 2011. Research and development fees for the nine month period ended December 31, 2012 were $118,669 compared to $144,369 during the period from April 11, 2011 (inception) through December 31, 2011. Directors' fees, officer salary and compensation and other salary and compensation for the nine month period ended December 31, 2012 amounted to $281,250, $0 and $110,982 respectively, compared to $93,750, $750,000 and $0 during the period from April 11, 2011 (inception) through December 31, 2011.

LIQUIDITY AND CAPITAL RESOURCES

As at December 31, 2012 we have $152,653 in current assets, and $1,130,479 in current liabilities. As at December 31, 2012 we have $5,978 in cash. As at December 31, 2012, our total assets were $1,759,319 and our total liabilities were $1,237,040. Our net working capital deficit as at December 31, 2012 was $977,826.

During the nine month period ended December 31, 2012, we used cash of $654,431 in operating activities and used cash of $4,889 in investing activities, respectively. During the nine month period ended December 31, 2012, we funded our operations from the proceeds of private sales of equity and convertible notes. During the nine month period ended December 31, 2012, we raised $200,000 through the issuance of convertible notes and $447,500 through the proceeds of sales of common stock, net of costs.

On  August 1,  2012,  we  entered  into a  Securities  Purchase  Agreement  (the
"Securities Purchase Agreement") with certain accredited investors (the "Financing Stockholders") to raise $500,000 in a private placement financing (the "Offering"). On August 6, 2012, after the satisfaction of certain closing conditions, the Offering closed and the Company issued to the Financing
Stockholders: (i) an aggregate of 1,066,667 shares of the Company's common stock at a price per share of $0.46875 and (ii) warrants to purchase an equal number of shares of the Company's common stock at an exercise price of $0.6405 with a term of five (5) years, for gross proceeds of $500,000. Garden State Securities, Inc. ("GSS") served as the placement agent for such equity financing. Per the engagement agreement signed between GSS and the Company on June 18, 2012, in consideration for services rendered as the placement agent, the Company agreed to: (i) pay GSS cash commissions equal to $40,000, or 8.0% of the gross proceeds received in the equity financing, and (ii) issue to GSS or its designee, a warrant to purchase up to 85,333 shares of the Company's common stock representing 8% of the Shares sold in the Offering) with an exercise price of $0.6405 per share and a term of five (5) years.

On December 7, 2012, a Registration Statement on Form S-1 was declared effective, registering a total of 17,018,545 of our shares of common stock (the "Registered Shares"). 14,885,211of the Registered Shares are shares that we may put to Southridge Partners II, LP ("Southridge") pursuant to an equity purchase agreement (the "Equity Purchase Agreement") between Southridge and the Company, effective January 26, 2012. 1,066,667 of the Registered Shares are the shares of common stock issued to the accredited investors pursuant to the Securities Purchase Agreement, and another 1,066,667 of the Registered Shares are shares of common stock underlying warrants issued to such accredited investors pursuant to the Securities Purchase Agreement.

We have not put any shares to Southridge pursuant to the Equity Purchase Agreement.

We are currently seeking further financing and we believe that will provide sufficient working capital to fund our operations for at least the next six months. Changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future.

Our current cash requirements are significant due to the planned development and expansion of our business. The successful implementation of our business plan is dependent upon our ability to develop valuable intellectual property relating to stevia through our research programs, as well as our ability to develop and manage our own crop and aquaculture production operations. These planned research and agricultural development activities require significant cash expenditures.  We do  not  expect  to  generate  the  necessary  cash  from  our operations during the next 6 to 12 months to carry out these business objectives. As such, in order to fund our operations during the next 6 to 12 months, we anticipate that we will have to raise additional capital through debt and/or equity financings, which may result in substantial dilution to our existing stockholders. There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. In addition, the terms of the Securities Purchase Agreement contain certain restrictions on our ability to engage in financing transactions for a period of two years from the effective date of the Securities Purchase Agreement. The Securities Purchase Agreement contains carveouts to such financing restrictions for certain exempted transactions including (i) issuances pursuant to a stock option plan, (ii) securities issued upon the conversion of outstanding securities, (iii) securities issued pursuant to acquisitions or other strategic transactions, (iv) up to $500,000 in stock and warrants on the same terms as set forth in the Securities Purchase Agreement, and (v) securities issued pursuant to the Southridge Equity Purchase Agreement. The terms of the Equity Purchase Agreement with Southridge also contain a prohibition on us entering into any equity line of credit with terms substantially comparable to the Equity Purchase Agreement for a period of 36 months following the date of such Equity Purchase Agreement, without Southridge's consent.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. We believe certain critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. A description of our critical accounting policies is set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed on June 29, 2012. As of, and for the three months ended December 31, 2012, there have been no material changes or updates to our critical accounting policies.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design of our disclosure controls and procedures (as defined by Exchange Act Rules 13a-15(e) or 15d-15(e)) as of December 31, 2012 pursuant to Exchange Act Rule 13a-15. Based upon that evaluation, our Principal Executive Officer and Principal Financial Officer concluded that our disclosure controls and procedures are not effective as of December 31, 2012 in ensuring that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. This conclusion is based on findings that constituted material weaknesses. A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company's interim financial statements will not be prevented or detected on a timely basis.

In performing the above-referenced assessment, our management identified the following material weaknesses:

     i) We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.
     ii) We did not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management's view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

We are currently reviewing our disclosure controls and procedures related to these material weaknesses and expect to implement changes in the near term, including identifying specific areas within our governance, accounting and financial reporting processes to add adequate resources and personnel to potentially mitigate these material weaknesses.

Our present management will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

CHANGES IN INTERNAL CONTROLS OVER FINANCIAL REPORTING

There were no changes in our internal control over financial reporting that occurred during the quarter ending December 31, 2012 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

                           PART II--OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None.

ITEM 1A. RISK FACTORS

Not applicable.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit
Number                           Name
------                           ----
3.1(1)        Articles of Incorporation, including all amendments to date

3.2(2)        Amended and Restated Bylaws

31            Rule   13a-14(a)/15d-14(a)   Certification   (Principal  Executive
              Officer and Principal Financial Officer)

32            Section 1350 Certification

101*          Interactive data files pursuant to Rule 405 of Regulation S-T

Footnotes to Exhibits Index
---------------------------
(1) Incorporated by reference to the Form S-1 filed on July 16, 2008 and the Current Report on Form 8-K filed March 9, 2011.
(2) Incorporated by reference to the Current Report on Form 8-K filed on March 22, 2011.
* Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         STEVIA CORP.


Dated: February 14, 2013                 /s/ George Blankenbaker
                                         ---------------------------------------
                                         By:  George Blankenbaker
                                         Its: President, Secretary, Treasurer
                                              and Director (Principal Executive
                                              Officer, Principal Financial
                                              Officer and Principal Accounting
                                              Officer)

                                                                      Exhibit 31

  PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER'S CERTIFICATIONS
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, George Blankenbaker, certify that:

1.   I have reviewed this report on Form 10-Q of Stevia Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
     (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
     (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
     (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: February 14, 2013
                                            /s/ George Blankenbaker
                                            ------------------------------------
                                       By:  George Blankenbaker
                                       Its: President, Secretary, Treasurer and
                                            Director (Principal Executive
                                            Officer, Principal Financial Officer
                                            and Principal Accounting Officer)

                                                                      Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the quarterly report of Stevia Corp. (the "Company") on Form 10-Q for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2013
                                               /s/ George Blankenbaker
                                               ---------------------------------
                                        Name:  George Blankenbaker
                                        Title: President, Secretary, Treasurer
                                               and Director (Principal Executive
                                               Officer, Principal Financial
                                               Officer and Principal Accounting
                                               Officer)